Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Agreement to Purchase Gold Processing Equipment and Appointment of General Manager for the Paredones Amarillos Project, Mexico

Denver, Colorado, January 2, 2008 – Vista Gold Corp. (TSX & AMEX:  VGZ) is pleased to announce that it has reached an agreement in principle with A.M. King Industries, Inc. (“A.M. King”) and Del Norte Company Ltd., a wholly owned subsidiary of A.M. King, to purchase gold processing equipment to be used at Vista’s Paredones Amarillos gold project in Baja California Sur, Mexico. The equipment includes a 10,000 tonne per day semi-autogenous (SAG) grinding mill, two ball mills, gyratory crusher and a shorthead cone crusher, along with other related components, spare parts, and other process plant equipment. The purchase price of US$16,010,000 will be payable in three installments - the first payment of 50% of the purchase price (US$8,005,000) payable on signing of the purchase agreement and the second and third payments (25%, or US$4,002,500 each) payable based on an equipment delivery schedule with respective parameters targeted to occur in February and March, 2008. The purchase price includes the cost of relocating the equipment to Edmonton, Alberta, Canada. From this point, Vista will arrange for reconditioning and transportation of the equipment to the Paredones Amarillos mine site. The equipment is presently located in northern Canada. Vista intends to purchase the equipment through its wholly owned subsidiary, Minera Paredones Amarillos, S.A. de C.V.

The Company is also pleased to announce the appointment of Carlos Calderon, Jr., as Vice President, Project Development, effective January 7. He will also have the title and duties of General Manager and Legal Representative for Minera Paredones Amarillos, S.A. de C.V. and will focus primarily on the development of the Paredones Amarillos Project. Mr. Calderon holds a M.Sc. degree in Mining Engineering from South Dakota School of Mines, and over the past 36 years has managed exploration, construction and operational projects in Latin America and the U.S., including serving as General Manager for the Paredones Amarillos Project for the prior operator, Echo Bay Mines until the project was put on hold when gold prices dropped in 1997.

Fred Earnest, President and COO, commented, “This purchase is an important milestone in the Company’s goal to become a gold producer at the earliest possible time. The decision to purchase this major portion of the project’s processing equipment re-affirms our earlier decision to place Paredones Amarillos into production and to do it as soon as possible. In addition to anticipated significant capital cost savings, we believe that the purchase and planned comprehensive reconditioning of this used equipment will save 12-18 months over the time required for the delivery of similar new equipment, thus helping us meet our development schedule. The development of the Paredones Amarillos Project is the first step in our plans to become a mid-tier gold producer. We are also very pleased to welcome Carlos Calderon to the Company. With his proven track record of building and operating mining projects, especially in Latin America, and his prior experience at Paredones Amarillos, we believe he will be a very important asset for the Company as well as the Paredones Amarillos Project, and will be able to get up to speed very quickly.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. Vista has recently completed a preliminary feasibility study on the Paredones

Amarillos Project in México that indicated positive results at gold prices lower than those now prevailing. Vista plans to confirm these results with a definitive feasibility study in 2008. Vista is undertaking programs to advance the Paredones Amarillos Project, including the purchase of long delivery equipment items, so that construction can begin during the second half of 2008. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in México, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as potential development of the Paredones Amarillos project including anticipated timing of commencement of construction of the project, availability of funding for development of the Paredones Amarillos project and estimates of cash costs and required capital investment for the project, estimates of production life, rates of production and internal rates of return if production is commenced at  the Paredones Amarillos project,  Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks relating to completion of the agreement contemplated in this press release, delays and occurrence of additional costs in connection with the condition of the equipment being purchased and costs and time associated with reconditioning the equipment, ability to meet the anticipated schedule for delivery of the equipment to Edmonton, Alberta, Canada, the feasibility study underway at the Paredones Amarillos project;  uncertainty of feasibility study results and estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos project;  risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com